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                                                                Exhibit 99.5

                             FORM OF GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                                                       ISIN:  [BE0116958738]

                            SOLUTIA EUROPE SA/NV
              (INCORPORATED WITH LIMITED LIABILITY IN BELGIUM)
        (euro)200,000,000 10.00 percent Senior Secured Notes due 2008
UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY CERTAIN SUBSIDIARIES OF THE ISSUER

                                 GLOBAL NOTE

Solutia Europe SA/NV, a societe anonyme/naamloze vennootschap organized under the laws of Belgium (the "ISSUER"), for value received, hereby promises to pay to the bearer upon presentation and surrender hereof on 15 December 2008, unless earlier redeemed on the terms and in the manner described in the Terms and Conditions of Notes annexed hereto, the principal sum of EURO TWO HUNDRED MILLION or such lesser amount as shall be the outstanding principal amount hereof after deduction of the aggregate principal amount of Definitive Notes issued in exchange for a portion or portions hereof, in euro and to pay interest (if any) on such principal sum calculated and payable as provided in the Terms and Conditions of Notes together with any other sums payable under the Terms and Conditions of Notes (including, but not limited to, any Additional Amounts and other Obligations).

The Issuer was incorporated as a societe anonyme/naamloze vennootschap under Belgian law by deed passed on 11 April 1997 and published in the Annexes du Moniteur belge (Annexes to the Belgian Official Gazette) of 25 April 1997, No. 970425-24. The share capital of the Issuer is EUR 11,549,000 represented by 20,290 ordinary shares in registered form sans valeur nominale (without par value), each share carrying the same rights as the others. The Issuer has been formed for an unlimited term.

This Global Note is issued in respect of an issue of euro 200,000,000 principal amount of 10.00 percent Senior Secured Notes due 15 December 2008 (the "NOTES") of the Issuer and is governed by the Terms and Conditions of Notes annexed hereto and incorporated herein by reference, and by a Fiscal Agency Agreement dated 11 February 2004 (as it may be amended from time to time, the "FISCAL AGENCY AGREEMENT") among the Issuer, Kredietbank S.A. Luxembourgeoise as Fiscal Agent and Paying Agent and KBC Bank NV as Principal Paying Agent. Capitalised terms used herein but not otherwise defined shall have the meanings assigned to them in the Fiscal Agency Agreement, including the Terms and Conditions of Notes annexed thereto.


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This Global Note amends and restates and evidences indebtedness previously evidenced by the (euro)200,000,000 6.25 percent Notes due 2005 of the Issuer which are referred to as the Original Notes in the Terms and Conditions of Notes annexed hereto.

This Global Note shall be exchangeable in whole but not in part for definitive Notes if (i) Morgan Guaranty Trust Company of New York, as operator of the Euroclear System, Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") or the BNB System are closed for a continuous period of 14 days (other than by reason of public holidays) or (ii) default is made in payment under or in relation to the Global Note or (iii) if the Issuer would suffer a material disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of the BNB System, Euroclear and/or Clearstream, Luxembourg which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two duly authorised officers of the Issuer is given to the Fiscal Agent and the Principal Paying Agent. Thereupon (in the case of
(iii) above), the Issuer may given written notice to the Fiscal Agent and the Principal Paying Agent and the Noteholders of its intention to exchange the Global Note for definitive Notes on the Exchange Date (as defined below).

On the Exchange Date, definitive Notes in bearer form in denominations of euro 1,000, euro 10,000 and euro 100,000 will be issued and delivered in full exchange for this Global Note to Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system and Clearstream, Luxembourg, for the accounts of the holders of interests in the Global Note. An exchange for Definitive Notes will be made at no charge to the holders of the interests in the Global Note being exchanged. No Definitive Notes delivered in exchange for the Global Note will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

The term "Exchange Date" means the date falling 60 days after that date on which a relevant event (described above) occurs or notice is given and on which date banks are open for business in the city in which the specified office of the Principal Paying Agent is located and the city in which the relevant clearing system is located.

This Global Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

The list of all issues of notes or bonds by the Issuer prior to the issue of the Notes, together with the aggregate outstanding principal and security interest, if any, in respect of each issue is set out in Appendix A hereto.



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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Date: 11 February 2004

SOLUTIA EUROPE SA/NV


By:                                     By:
   -----------------------------           -----------------------------------
      Director                                 Director



ATTEST:




Authorized Signatory

[Seal]





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